EXHIBIT 99.1

                  HEARTLAND FINANCIAL USA, INC.

                     1993 STOCK OPTION PLAN


     1.   Purpose of the Plan

     The HEARTLAND FINANCIAL USA, INC. 1993 STOCK OPTION PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby key policy-making directors and employees of HEARTLAND FINANCIAL USA, INC. and its Related Corporations (hereinafter referred to as the "Company") may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit certain directors and employees to acquire common stock of the Company (hereinafter referred to as "Shares") or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

     2.   Definitions

     The following terms shall be defined as set forth below:

     a. Board. Shall mean the Board of Directors of the Company.

     b. Cause. Shall mean the commitment of fraud, the misappropriation of or intentional material damage to the property or business of the Company, the substantial failure to fulfill the duties and responsibilities of a regular position and/or comply with Company policies, rules or regulations, or the conviction of a felony.

     c.   Change of Control.  Shall mean:

                    (i)  the consummation of the acquisition by
               any person (as such term is defined in Section 13(d) or 14(d) of the '34 Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the '34 Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of the Company; or

                    (ii) the individuals who, as of the date
               hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                    (iii)     approval by stockholders of the
               Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

     d. Code. Shall mean the Internal Revenue Code of 1986, and any amendments thereto.

     e. Committee. Shall mean the Compensation Committee of the Board.
     f. Compete. Shall mean within a period of two (2) years after the termination of service, the direct or indirect competition with the business of the Company, including, but not by way of limitation, the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union, brokerage firm, or similar financial institution within a fifty (50) mile radius of the office of the Company in which the individual is principally located, except with the express prior written consent of the Company.

     g. Disability. Shall mean a physical or mental disability which impairs the individual's ability to substantially perform his or her current duties for a period of at least six (6) consecutive months, as determined by the Committee.

          h. Early Retirement. Shall mean age fifty-five (55) and ten (10) years of service.

     i.   ERISA.  Shall mean the Employee Retirement Income
Security Act of 1974, and any amendment thereto.

     j. Incentive Stock Option. Shall mean an award under the Plan that satisfies the general requirements of Code Section 422, namely: (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

     k. Nonqualified Options. Shall mean an award under the Plan that is not an Incentive Stock Option.

     l.   Normal Retirement.  Shall mean age sixty-five (65).

     m. Related Corporation. Shall mean a corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.

     n. Rule 16b-3. Shall mean Rule 16b-3 of the '34 Act, and any amendments thereto.

     o. Stock Appreciation Rights. Shall mean rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

     p. '33 Act. Shall mean the Securities Act of 1933, and any amendments thereto.

     q.   '34 Act.  Shall mean the Securities Exchange Act of
1934 and any amendments thereto.

     3.   Administration of the Plan

     The Plan shall be administered by the Committee which shall be comprised of at least two (2) non-employee disinterested directors appointed by the Board. A disinterested director is any member of the Board who within the prior year has not been, and is not being, granted any awards related to the Shares under the Plan or any other plan of the Company except for awards which: (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or (iii) arise from an election by a director to receive all or part of his or her Board fees in securities. The Committee shall have sole authority to:

                    (i)  select the directors and employees from
               among those eligible to whom Shares shall be sold under the Plan;

                    (ii) establish the number of such Shares that
               may be sold to each such director or employee and the time when certificates for such Shares shall be issued;

                    (iii)     prescribe the legend to be affixed
               to the certificate representing such Shares;

                    (iv) select the directors and employees from
               among those eligible to whom rights to participate in the appreciation of Shares shall be granted;

                    (v)  interpret the Plan; and

                    (vi) adopt such rules, regulations, forms and
               agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Committee in administering the Plan shall be subject to Board ratification and approval.

     4.   Shares Subject to the Plan

     The aggregate number of Shares that may be acquired by directors and employees under the Plan shall be 600,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. The aggregate number of Shares which may be sold under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

     5.   Stock Options

     a. Type of Options. The Company may issue options that constitute Incentive Stock Options to employees and Nonqualified Options to directors and employees under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or a Nonqualified Option.

     b.   Terms of Options.  Except as provided in Subparagraphs
(c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, option price and option term.
     c. Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

                    (i)  Written Notice.  An option may be
               exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

                    (ii) Method of Exercise.  The aggregate
               option price shall be paid in any one or a combination of cash, personal check, Shares already owned or Plan awards which the optionee has an immediate right to exercise.

                    (iii)     Term of Option.  No option may be
               exercised more than ten (10) years after the date of grant. No option may be exercised more than six (6) months after the optionee terminates employment with the Company, except in the event of Disability or death as provided in Subparagraph
               (c)(iv) below.

                    (iv) Disability or Death of Optionee.  If an
               optionee terminates employment due to Disability or death prior to exercise in full of any options, he or she or his or her beneficiary, executor, administrator or personal representative shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or subject to such other terms as may be determined by the Committee.

                    (v)  Transferability.  No option may be
               transferred by an optionee.

     d.   Additional Terms Applicable to Incentive Options.  Each
Incentive Option shall be subject to the following terms and conditions:

                    (i)  Option Price.  The option price per
               Share shall be 100% of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual (hereinafter referred to as a "10% Shareholder") who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the fair market value of such Share on the date the option is granted.

                    (ii) Term of Option.  No option granted to a
               10% Shareholder may be exercised more than five
               (5) years after the date of grant.
               Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of Disability or death as provided in Subparagraph (c)(iv) above.

                    (iii)     Annual Exercise Limit.  The
               aggregate fair market value of Shares which become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

     6.   Stock Appreciation Rights

     a. Grants. Stock Appreciation Rights ("SARs") may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors and employees as may be selected by the Committee.

     b. Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. In either event, the SAR shall be exercisable not more than ten (10) years after the date of grant. SARs shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months of the death of the grantee and SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety (90) days following termination of employment due to Disability, Normal Retirement or Early Retirement, to the extent that the SAR was or became exercisable at the date of such termination.

     c. Payment on Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The exercise of an SAR may only be made in accordance with applicable restrictions pursuant to paragraph (e) of Rule 16b-3 or any similar successor provision.

     7.   Right of First Refusal

     If any Shares issued under the Plan are not readily tradable on an established market on the date an owner intends to sell such Shares, such owner shall first offer such Shares to the Company for purchase and the Company shall have thirty (30) days to exercise its right to purchase such Shares. The owner shall give written notice to the Company stating that he or she has a bona fide offer for the purchase of such Shares, stating the number of Shares to be sold, the name and address of the person(s) offering to purchase the Shares and the purchase price and terms of payment of such sale. The owner shall be entitled to receive the same purchase price offered by such person(s) offering to purchase such Shares. Payment may be in a lump sum or, if the lump sum exceeds $100,000, in substantially equal annual or more frequent installments over a period not exceeding five (5) years in the discretion of the Committee. If a method of deferred payments is selected, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the owner. For purposes of this Paragraph, Shares shall be considered not readily tradable on an established market if such Shares are not publicly tradable or because such Shares are subject to a trading limitation under any federal or state securities law or regulation that would make such Shares less freely tradable than stock not so restricted. For purposes of this Paragraph, an owner shall include any person who acquires Shares from any other person and for any reason; including, but not limited to, by gift, death or sale.

     8.   Amendment or Termination of the Plan

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Paragraph 4 hereof) no amendment shall be made without approval of the stockholders of the Company which shall: (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan; (ii) materially increase the aggregate number of Shares which may be subject to awards to individuals who are not employees or directors; or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

     Notwithstanding anything in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in paragraph (c)(2)(ii) of Rule 16b-3, such provisions may not be amended more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

     9.   Term of Plan

     The Plan shall be effective upon the date of its adoption by the Board; provided that, Incentive Options may be granted only if the Plan is approved by the shareholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of Paragraph 8, Shares and SARs shall not be granted under the Plan after the expiration of ten
(10) years from the effective date of the Plan. However, awards may be exercisable after the end of the term of the Plan.

     10.  Rights as Shareholder

     Upon delivery of any Share to a director or employee, such director or employee shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.
     11.  Merger or Consolidation

     In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation. In the event of a Change of Control, options and SARs may become immediately and fully exercisable at the discretion of the Committee.

     12.  Employment Relationship

     A director or employee shall be considered to be in the employment of the Company or related corporation as long as he or she remains a director or employee of the Company or related corporation. Nothing herein shall confer on any director or employee the right to continued employment with the Company or related corporation or affect the right of the Company or related corporation to terminate such employment.

     13.  Withholding of Tax

     To the extent the award, issuance or exercise of Shares or SARs results in the receipt of compensation by a director or employee, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such director or employee any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the director or employee may tender a personal check in the amount of tax required to be withheld.

     14.  Delivery and Registration of Stock

     The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the '33 Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     This Plan is intended to comply with Rule 16b-3. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.